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                                                                      EXHIBIT 12

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                               Six Months
                                                                  Ended
                                                               October 29,
                                                                  2003
                   (Thousands of Dollars)                      -----------
Fixed Charges:
  Interest expense*.........................................    $108,360
  Capitalized interest......................................          --
  Interest component of rental expense......................      15,151
                                                                --------
     Total fixed charges....................................    $123,511
                                                                --------
Earnings:
  Income from continuing operations before income taxes and
     cumulative effect of change in accounting principle....    $571,971
  Add: Interest expense*....................................     108,360
  Add: Interest component of rental expense.................      15,151
  Add: Amortization of capitalized interest.................         918
                                                                --------
     Earnings as adjusted...................................    $696,400
                                                                --------
  Ratio of earnings to fixed charges........................        5.64
                                                                ========

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* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.